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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-20309 on Form N-1A of Lord Abbett Global Fund, Inc. of our report dated February 25, 2003 on the financial statements of Lord Abbett Global Fund, Inc. - Equity Series and Income Series and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
April 25, 2003